UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________

Form 8-K
Current Report
_______________________________
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 30, 2018
Date of Report (Date of earliest event reported)

Fidelity Southern Corporation
(Exact name of registrant as specified in its charter)

Georgia	No. 001-34981	No. 58-1416811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3490 Piedmont Road, Suite 1550
Atlanta, Georgia	30305
(Address of principal executive offices)	(Zip Code)
(404) 639-6500
Registrant’s telephone number, including area code
________________________________
 N/A
(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01 Other Events
On August 30, 2018, Fidelity Bank (the “Bank”), a wholly owned subsidiary of Fidelity Southern Corporation (the “Company”), agreed to sell servicing rights relating to certain single family mortgage loans (“MSRs”) serviced for the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”), with an aggregate unpaid principal balance of approximately $1.2 billion (the “Servicing Rights”) effective as of August 31, 2018 (the “Sale Date”). Approximately $13.9 million in deposit balances representing custodial funds and advances related to the MSRs will also be transferred to the buyer by the Bank on or after the Sale Date. The sale represents approximately 12% of the Bank’s total single family mortgage servicing portfolio as of July 31, 2018.
This is the first sale of MSRs executed by the Bank as part of the Company’s capital management strategy and was previously disclosed in the Company’s Form 10-Q filed with the Securities and Exchange Commission on August 3, 2018. The Bank anticipates executing other MSRs sales from time to time in the future as part of its ordinary course of business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY SOUTHERN CORPORATION
(Registrant)

/s/ Charles D. Christy
Charles D. Christy
Executive Vice President and Chief Financial Officer

August 31, 2018